                                                                   Exhibit 10.16

Certain confidential information has been omitted from this Exhibit 10.16 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "[*]" at each place in this Exhibit 10.16 where the omitted information appeared in the original.



              SUPPLY AGREEMENT FOR THE FABRICATION AND PURCHASE OF
                             SEMICONDUCTOR PRODUCTS

                                 BY AND BETWEEN

                          MARVELL SEMICONDUCTOR, INC.,

                              MARVELL ASIA PTE LTD
                                       and

                       WESTERN DIGITAL TECHNOLOGIES, INC.

Certain confidential information has been omitted from this Exhibit 10.16 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "[*]" at each place in this Exhibit 10.16 where the omitted information appeared in the original.




              SUPPLY AGREEMENT FOR THE FABRICATION AND PURCHASE OF
                             SEMICONDUCTOR PRODUCTS

Section                                                   Page
-------                                                  ------
1.0     Definitions                                      Page 3
2.0     Term of Agreement                                Page 4
3.0     [*]                                              Page 4
4.0     Forecast of Product Purchases                    Page 5
5.0     Purchase Orders                                  Page 5
6.0     Supplier's [*] Obligation and
               Buyer's [*] Obligations                   Page 6
7.0     Rescheduling Shipment Dates                      Page 7
8.0     Cancellation of Purchase Orders                  Page 8
9.0     Pull Signals                                     Page 8
10.0    [*] Program                                      Page 9
11.0    Quarterly Business Review                        Page 9
12.0    Invoicing, Payment Terms, Taxes                  Page 9
13.0    Termination                                      Page 10
14.0    Engineering Changes                              Page 11
15.0    Quality Standards                                Page 11
16.0    Product Warranty                                 Page 11
17.0    Supplier's Indemnity                             Page 12
18.0    Confidential Information                         Page 13
19.0    Supplier Engineering Support                     Page 13
20.0    Notice                                           Page 13
21.0    General Provisions                               Page 14


Exhibit A
Exhibit B
Exhibit C

Certain confidential information has been omitted from this Exhibit 10.16 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "[*]" at each place in this Exhibit 10.16 where the omitted information appeared in the original.

              SUPPLY AGREEMENT FOR THE FABRICATION AND PURCHASE OF
                             SEMICONDUCTOR PRODUCTS

        THIS SUPPLY AGREEMENT FOR THE FABRICATION AND PURCHASE OF SEMICONDUCTOR PRODUCTS (this "Agreement"), dated June 13, 2002, is made and entered into by and among WESTERN DIGITAL TECHNOLOGIES, INC. ("Buyer"), MARVELL SEMICONDUCTOR, INC., ("MSI"), MARVELL ASIA PTE LTD ("MAPL")(MSI AND MAPL are collectively the "Supplier"). Buyer and Supplier are each a "party" and, collectively, are the "parties" to this Agreement.

        Buyer agrees to purchase from Supplier, and Supplier agrees to supply to Buyer, Buyer's read channel supply requirements in accordance with the terms and conditions stated in this Agreement and in any written exhibits agreed to by the parties, attached to this Agreement and incorporated herein.

1.0     DEFINITIONS

1.1     Commencement Date: June 13, 2002.

1.2 Engineering Change: A mechanical or electrical change to a Product which may effect the form, fit, function or maintainability of the Product

1.3 Plant of Manufacture: Buyer's manufacturing facility or assigned JIT hubs.

1.4 Product(s): For the purposes of this Agreement, Product or Products, as the case shall be, shall mean Supplier's [*] series read channel integrated circuit devices. The parties agree that from time to time, the parties may amend the definition of Products hereunder, but only if both parties agree to do so in writing. The parties agree that, until amended, the prices for each Product shall be as set forth in Exhibit A.

1.5 Purchase Order: An order submitted by Buyer for the purchase of Products under this Agreement.

1.6 Purchase Order Lead Time: The required minimum amount of time between Supplier's receipt of a Purchase Order issued by Buyer and the requested Shipment Date necessary to complete Seller's entire manufacturing cycle time, including Front End Manufacturing Cycle Time and Back End Manufacturing Cycle Time. Purchase Order Lead Time shall be jointly determined by Buyer and Supplier [*].

1.7 Front End Manufacturing Cycle Time: Lead-time from wafer start through probe and shipping.

1.8 Back End Manufacturing Cycle Time: Lead-time from probe, die bank, assembly, test and shipping.

1.9 Shipment Date: Date for shipment of Products specified by Buyer in a Purchase Order or Pull Signal accepted by Supplier.

1.10 Related Company: A corporation, company or other entity which controls or is controlled by a party hereunder or any another Related Company of such party,

Certain confidential information has been omitted from this Exhibit 10.16 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "[*]" at each place in this Exhibit 10.16 where the omitted information appeared in the original.

        where control means ownership or control, direct or indirect, of more than fifty (50) percent of: (i) the outstanding voting shares or securities (representing the right to vote for the election of directors or managing authority), or (ii) the ownership interests representing the right to make decisions for such a corporation, company or other entity (as the case may be in a partnership, joint venture or unincorporated association having no outstanding shares or securities). However, any such corporation, company or other entity shall be deemed to be a Related Company of such party only so long as such ownership or control exists.

1.11    Unit(s): A single unit of the Product.

1.12 Phase out: Supplier's determination to exit the ASIC business as defined in this Agreement.

1.13    LCBI: Lot Control Burn In.

1.14 Epidemic Failure: In the case of: (i) customer line integration, any component-related failure resulting in a DPPM level of [*]; (ii) a field failure, any component-related failure resulting in a DPPM level or [*] measured over a [*] day period; or, (iii) at an end user site, a higher than expected failure rate as measured against the installed base and the root cause of such failure is attributable to a single component, the root cause of which is directly attributable to Supplier's integrated circuit design or an integrated circuit fabrication issue.

1.15 Field Recall: Buyer-initiated recall of shipped units of Buyer's products directly resulting from a failure of Supplier's Products directly attributable to Supplier's integrated circuit design or an integrated circuit fabrication issue. Field Recall shall not include normal warranty returns over time.

1.16 QBR: Quarterly Business Review conducted by the parties hereto during the term of this Agreement.

1.17    SQR: Supplier Quality Rating.

1.18    SSR: Supplier Service Rating.

1.19    SDR: Supplier Development Rating.

2.0     TERM OF AGREEMENT

The term of this Agreement shall commence on the Commencement Date and shall expire five (5) years thereafter, unless otherwise terminated by either of the parties in accordance with the provisions of this Agreement.

3.0     [*]

No later than June 24, 2002, Supplier shall [*]

Certain confidential information has been omitted from this Exhibit 10.16 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "[*]" at each place in this Exhibit 10.1b where the omitted information appeared in the original.

[*]

4.0     FORECAST OF PRODUCT PURCHASES

4.1 Buyer shall issue to Supplier a forecast covering a period of [*] to [*] months (current fiscal quarter and [*] subsequent quarters) on the first week of every Buyer fiscal quarter or more regularly as Buyer deems necessary. Seller shall acknowledge receipt and acceptance of Buyer's forecast by return facsimile or e-mail within forty-eight (48) hours of Buyer's issuing such forecast. If Supplier fails to respond to Buyer's forecast within forty-eight (48) hours, such forecast shall be deemed accepted by Buyer. Both Supplier and Buyer agree that forecasts constitute good faith estimates of Buyer's anticipated requirements of Products for the periods indicated based on current market conditions, and Supplier's acceptance shall constitute Supplier's agreement that it will exercise good faith efforts to quote and supply the requirements set forth in such forecast if finally ordered by Buyer in accordance with applicable provisions of this Agreement.

4.2 If Supplier cannot meet Buyer's requirements as set forth in a forecast or Buyer greatly reduces its forecast, Supplier and Buyer agree to engage in good faith discussions to resolve the issue on terms satisfactory to both parties.

5.0     PURCHASE ORDERS

5.1 Buyer shall submit a Purchase Order to Supplier on a quarterly basis. The Purchase Order shall specify [*] for the Products [*] covered by the Purchase Order and shall be based on [*] as of the date of the Purchase Order.

5.2 Subject to the rescheduling and cancellation provisions herein, Buyer agrees that it shall [*]. Supplier will ship Products during the quarter by the Shipment Dates specified in the Purchase Order or, if Buyer chooses, by Shipment Dates specified in Pull Signals issued by Buyer throughout the quarter. Any [*], unless Buyer informs Supplier otherwise in advance and in writing.

5.3 Supplier will acknowledge receipt and acceptance of Buyer's Purchase Orders within 48 hours of receipt. If Supplier fails to respond to Buyer's Purchase Order within forty-eight (48) hours, such Purchase Order will be deemed accepted by Supplier. Purchase Orders must be placed in advance, with at least the Purchase Order Lead Time agreed to by the Parties, to allow Supplier to meet Buyer's requested Shipment Date. Buyer may request, without incurring any liability

Certain confidential information has been omitted from this Exhibit 10.16 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "[*]" at each place in this Exhibit 10.1b where the omitted information appeared in the original.


        hereunder, improved Shipment Dates, and Supplier will [*].

5.4 Purchase Order Lead Times shall be [*]. Purchase Order Lead Times may not increase above [*] weeks during the term of this Agreement. Supplier shall undertake [*] to reduce Purchase Order Lead Times during the Term of this Agreement to [*] lead times of [*] weeks.

5.5 Purchase Orders and acknowledgements thereof exchanged by the parties will be used to convey Product order information only. If the terms of a Purchase Order conflict with the terms of this Agreement, the terms of this Agreement shall govern.

5.6 Supplier shall supply [*] the Products at the prices set forth in Exhibit A attached hereto [*].

5.7 Buyer's Purchase Orders issued hereunder shall specify and include the following information:

        a) Buyer's [*] for the Product being purchased;

        b) Quantity of Product requested;

        c) Product price agreed to by the parties per the applicable exhibit to this Agreement;

        d) Location to which the Buyer specifies the Products shall be shipped and the Shipment Date specified by the Buyer; and

        e) Reference to this Agreement.

6.0     SUPPLIER'S [*] OBLIGATION AND BUYER'S [*] OBLIGATIONS.

6.1 [*], Supplier shall [*] in accordance with EXHIBIT B from [*] through [*] and shall [*] supply Buyer with up to [*] Product units per month beginning in [*] and

Certain confidential information has been omitted from this Exhibit 10.16 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "[*]" at each place in this Exhibit 10.1b where the omitted information appeared in the original.


        continuing through the life of the Buyer hard drive products incorporating Supplier's Products.

6.2 In consideration of (i) Supplier [*] on Buyer's behalf as set forth above, (ii) Supplier [*] and (iii) [*] contemplated in Section [*] below and Supplier's performance thereon, Buyer agrees that Buyer shall [*] during the Term of this Agreement.

6.3 Buyer and Supplier agree to work in good-faith to mutually define the development and design milestones, pricing, delivery and other reasonable requirements of all Products supplied hereunder. Notwithstanding the contrary provisions of this section, Buyer's obligation to [*].

6.4 Buyer agrees to work in good faith to complete [*]. Buyer agrees to [*] to complete the [*], and agrees to work [*].

7.0     RESCHEDULING SHIPMENT DATES

7.1 Buyer may reschedule, without incurring any charge or liability to Seller, the Shipment Date for up to 100% of the amount of the Products specified in a Purchase Order accepted by Supplier, provided that Buyer has provided to Supplier written notice of such rescheduled Shipment Date within the time periods specified in the table below. Buyer may reschedule each shipment of Products a single time for up to ninety (90) days without incurring any charge or liability to Supplier.

                                                          Maximum amount of
                                                          days a reschedule
           Number of Calendar      Amount of Purchase     quantity can be
           Days' Notice Prior to   Order Subject to       moved from original
           Shipment Date           Reschedule             ship date
           ---------------------------------------------------------------------
           0 to [*] days               0
           ---------------------------------------------------------------------
           [*] to [*] days             [*]                      [*] days
           ---------------------------------------------------------------------

Certain confidential information has been omitted from this Exhibit 10.16 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "[*]" at each place in this Exhibit 10.16 where the omitted information appeared in the original.

           ---------------------------------------------------------------------
           [*] to [*] days             [*]                      [*] days
           ---------------------------------------------------------------------
           [*] days or more            [*]                      [*] days
           ---------------------------------------------------------------------


8.0     CANCELLATION OF PURCHASE ORDERS

8.1 Buyer may cancel a Purchase Order upon written notice to Supplier only in accordance with the terms of this Agreement. Once Supplier has received Buyer's notice of cancellation, Supplier will immediately cease all work assembling Products in support of such canceled Purchase Order and will provide a status report of the works in progress ("WIP") to assess Buyer's liability for such WIP. Buyer shall have the right to inspect the WIP to verify the accuracy of Supplier's status report. Buyer agrees that upon notifying Supplier that a Purchase Order is cancelled, Buyer shall assume liability for such WIP according to the following schedule based on the Purchase Order Price (POP) for each outstanding Purchase Order

               Finished Goods         [*] of (POP)
               Final Test             [*] of POP
               Assembly               [*] of POP
               Die Bank               [*] of POP
               Wafer Fab              [*] of POP

8.2     No cancellation charges will be due if:

        a) [*] a Purchase Order because of a [*] of more than [*] from a designated Shipment Date due [*];

        b) Buyer cancels a Purchase Order because Supplier executes an unauthorized Engineering Change or an unauthorized change to the Product qualification plan of record agreed to by the parties (i.e. change of fabrication site, assembly site, and or test site); or

        c)  [*] a Purchase Order because [*].

9.0     PULL SIGNALS

9.1 Each week during the term hereof, Buyer shall issue to Seller a Pull Signal which shall cover a [*] week period commencing on the day Supplier receives such Pull Signal and continuing through the subsequent calendar week. Such Pull Signal shall specify the amount of Products and the Shipment Dates by which Products are to be delivered during such [*] week period.

9.2 Supplier shall acknowledge, by return facsimile or e-mail, its receipt and acceptance of each Pull Signal within [*] of Buyer's issuing such Pull Signal. Any Pull Signal not so accepted will be deemed rejected.

Certain confidential information has been omitted from this Exhibit 10.16 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "[*]" at each place in this Exhibit 10.16 where the omitted information appeared in the original.

9.3 If the Pull Signal is or is deemed rejected by Supplier, Supplier shall notify Buyer within [*] of receiving the Pull Signal and provide Buyer with an alternative to the Product amounts and Shipment Dates contained in the Pull Signal. If Buyer is not satisfied with Supplier's response, both Buyer and Supplier agree to immediately hold discussions to resolve their disagreement.

10.     [*] PROGRAM

Supplier will maintain a [*] approximately [*] remaining in such [*]. The [*] will consist of [*] designated by Buyer [*] designated by Supplier but acceptable to Buyer. Any change [*] set forth above must be mutually agreed upon between Buyer and Supplier. Supplier will have [*] Product ramp and, thereafter, shall [*] for the term of this Agreement. Buyer and Supplier will monitor Buyer's demand for Products quarter to quarter with the intent of [*] the [*] that there is no further requirement for the Product.

11.     QUARTERLY BUSINESS REVIEW

Buyer and Supplier shall meet on a quarterly basis for a QBR. The QBR shall focus on the SDR, SQR and SSR that Supplier has earned for the preceding quarter. The parties shall review the Supplier's performance during the preceding quarter, identify areas for improvement and recommend actions to be taken by either Supplier or Buyer or both Supplier and Buyer to satisfy the parties' business goals.

12.0    INVOICING, PAYMENT TERMS, TAXES

12.1 Supplier shall invoice Buyer for all Products shipped to Buyer's JIT Hub located in Malaysia or to such other location, as Buyer shall designate from time to time hereunder. Supplier shall ship all Products [*] from Supplier's facility. Supplier will invoice Buyer once the Product is pulled from Buyer's JIT Hub, and Buyer shall complete full and final payment of such invoice within [*] of the date of Supplier's invoice. Buyer will maintain good-faith efforts [*]. In the event that Buyer does not pay Supplier's invoice within [*] days of the date of the invoice, Buyer shall pay subsequent Supplier invoices no later than [*] days after the date of Supplier's invoice. If Buyer thereafter pays all invoices within [*] days of the date of Supplier's invoice for three successive

Certain confidential information has been omitted from this Exhibit 10.16 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "[*]" at each place in this Exhibit 10.16 where the omitted information appeared in the original.

        months, Buyer shall again be permitted to pay subsequent invoices from Supplier within [*] days of the date of such invoices [*].

12.2 Buyer agrees to pay any taxes resulting from the transactions contemplated under this Agreement unless Buyer can provide appropriate exemption certificates.

12.3 Buyer represents that it holds a valid Reseller's exemption certificate for Products purchased for resale in each applicable taxing jurisdiction. Based on this representation, Supplier shall, where the law permits, treat Buyer as exempt from applicable state and/or local sales tax for Products purchased hereunder.

12.4 Buyer shall promptly notify Supplier in writing of any modification or revocation of Buyer's exempt status. Buyer shall reimburse Supplier for any and all assessments resulting from a refusal by a taxing jurisdiction to recognize any Buyer exemption certificates, or from Buyer's failure to have a valid certificate.

13.     TERMINATION

13.1 If either party is in default of any material provision of this Agreement and such default is not corrected within [*] days of receipt of written notice, this Agreement may be terminated by the party not in default. If the default is such that is cannot be reasonably cured within [*] days, then the defaulting party must commence cure within [*] days and proceed to cure [*]. These provisions shall not affect Supplier's obligations to Buyer set forth below in this Section 13, in the event of Supplier's breach of a material provision of this Agreement.

13.2 If Buyer terminates this Agreement due to Supplier's default, all outstanding Purchase Orders shall be [*].

13.3 If Supplier terminates this Agreement due to Buyer's default, at Supplier's discretion, all outstanding Purchase Orders shall be automatically cancelled and the cancellation charges set forth in this Agreement shall apply [*].

13.4 If Supplier (i) decides to [*] or (ii) Supplier is unable to [*], then Supplier agrees to do the following:

Certain confidential information has been omitted from this Exhibit 10.16 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "[*]" at each place in this Exhibit 10.16 where the omitted information appeared in the original.

        [*].

14.     ENGINEERING CHANGES

Supplier shall not make any Engineering Changes to Products under this Agreement once final production level Product is qualified unless such Engineering Change is specified in writing and expressly accepted by Buyer.

15.     QUALITY STANDARDS

Supplier agrees to make [*] to achieve all quality and reliability requirements to be set forth in a Statement of Quality (the "SOQ"), in substantially the same form as Exhibit C hereto, to be mutually agreed upon by the parties. Supplier agrees that the requirements set forth in the SOQ shall apply to all Products that Supplier supplies to Buyer hereunder.

16.     PRODUCT WARRANTY

16.1 Notwithstanding any other provision of this Agreement, Supplier warrants that for a period of [*] each unit of Product delivered will comply with each [*] part of the [*] including all changes to and iterations of [*] and that such Product will be [*] provided, that, such use is in conformance with the [*]. All [*] are provided [*].

16.2 If Buyer determines during the warranty period that a Product does not conform to the [*], Supplier's obligation shall be limited to (i) replacing such Product with a new Product that conforms to Seller's warranty or (ii) issuing Buyer a credit equal to the amount that Buyer paid for the Product, at Supplier's option.

16.3 In addition to Supplier's obligations under Section 16.2, in the event of an [*] of a Product during Supplier's warranty term or

Certain confidential information has been omitted from this Exhibit 10.16 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "[*]" at each place in this Exhibit 10.16 where the omitted information appeared in the original.


        Buyer's warranty term, whichever is shorter, Buyer and Supplier shall meet and attempt to develop a mutually satisfactory resolution regarding liability resulting from [*]. In the event that the parties are unable to reach a mutually satisfactory resolution, each party reserves all claims and defenses available to it, at law or in equity, regarding such [*].

16.4 Subject to the confidentiality provisions of this Agreement, Buyer agrees to provide Supplier with Buyer's [*] that Buyer generates [*] of manufacturing its hard drive products that incorporate the Products.

17.0    SUPPLIER'S INDEMNITY

17.1 Supplier agrees to indemnify, defend and hold harmless Buyer and its Related Companies and their respective directors, officers, employees, representatives, agents, successors and assigns, from and against any claims, losses, damages, liabilities, causes of action, suits, costs and expenses, including all reasonable attorneys' fees and disbursements of counsel and expenses of investigation, finally awarded against Buyer or its Related Companies arising out of or related to (a) any claims, actions, suits or proceedings alleging that any Products that Buyer purchases or otherwise receives from Supplier infringe any patent, trade secret, copyright or other intellectual property rights of any third party and (b) any claims, actions, suits or proceedings whether in tort, contract or otherwise alleging personal injury or death, or any damage to any property, caused or allegedly caused by any negligent act or omission by Supplier or any defect in any Products that Buyer purchases or otherwise receives from Supplier. Notwithstanding the foregoing, Supplier is not obligated to defend or settle any such suit and is not obligated to pay any such damages or costs, if such claim arises out of
        (i) a combination of the Supplier's technology with technology not supplied by the Supplier or (ii) a modification, alteration or amendment of the Supplier's Technology. In the event that any Products are alleged to be infringing, Supplier agrees, in its sole discretion and at its own expense, to (i) procure for Buyer the right to continue to use such Products, (ii) replace such Products with noninfringing products that comply with Section 16.1 above, or (iii) modify such Products so that they become noninfringing and continue to comply with Section 16.1 above.

17.2 Buyer agrees to indemnify, defend and hold harmless Supplier and its Related Companies and their respective directors, officers, employees, representatives, agents, successors and assigns from and against any claims, losses, damages, liabilities, causes of action, suits, costs and expenses, including all reasonable attorneys' fees and disbursements of counsel and expenses of investigation, finally awarded against Supplier or its Related Companies arising out of or related to any claims, actions, suits or proceedings alleging that any specification, design or implementation detail that Supplier receives from Buyer or that Supplier is

Certain confidential information has been omitted from this Exhibit 10.16 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "[*]" at each place in this Exhibit 10.16 where the omitted information appeared in the original.

        required to incorporate into any Products as a result of Buyer's requirements or technical specifications infringes any patent, trade secret, copyright or other intellectual property right of a third party.

18.     CONFIDENTIAL INFORMATION

18.1 Except as set forth below, all information exchanged under this Agreement will be deemed to be non-confidential. If either party determines that it becomes necessary to exchange confidential information in order to perform under this Agreement, the exchange of such confidential information will be made under a separate written nondisclosure agreement.

18.2 Each party (i) will keep the existence of this Agreement confidential until the first Unit is shipped by Supplier to Buyer, (ii) will keep the contents of this Agreement confidential during the term of the Agreement and for a period of [*] thereafter, and (iii) will not, without first obtaining the written consent of the other party, disclose any portion of this Agreement or any information contained herein to any third party except as may be required to enforce this Agreement or as may be required by applicable statute, regulation or court order. In the event such disclosure is required, the party making such disclosure will provide the other party sufficient notice for the other party to seek appropriate protection, in court if necessary. In the event of disclosure thereafter, the party making the disclosure will keep such disclosure to a minimum and protect the information so disclosed by a protective order or the like unless otherwise agreed by the parties.

        The parties agree that each party may be required to file this Agreement as an exhibit to filings each party makes with the U.S. Securities and Exchange Commission (the "SEC"). In connection with any such filing, each party agrees to seek confidential treatment of the terms of the Agreement from the SEC, and each party further agrees to notify the other party in advance of such filing and to work cooperatively with the other party regarding the form and content of such confidential treatment request.

19.     SUPPLIER ENGINEERING SUPPORT

Supplier agrees to support [*] for the Products and any other [*] covered by this Agreement. Support to include [*] all of which [*] shall be subject to the provisions of the NDA.

20.     NOTICES

Any notices or other communications given by either party under this Agreement shall be in writing and shall be (a) delivered personally, (b) transmitted by facsimile machine with

Certain confidential information has been omitted from this Exhibit 10.16 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "[*]" at each place in this Exhibit 10.16 where the omitted information appeared in the original.

confirmation in writing mailed first class, (c) sent by a nationally recognized overnight courier or overnight mail service that guarantees overnight delivery or (d) sent by registered certified United States mail with return receipt requested, postage prepaid, addressed as follows:

        If to Buyer:         Western Digital Technologies, Inc.
                             20511 Lake Forest Drive
                             Lake Forest, CA 92630
                             Attn: General Counsel
                             Tel: (949) 672-7000
                             Fax: [*]

        If to Supplier:      Marvell Asia Pte Ltd
                             151 Lorong Chuan #02-05
                             New Tech Park
                             Singapore 556741
                             Attn: General Manager
                             Tel: (65) 756-1600
                             Fax: [*]

        With a copy to:      Marvell Semiconductor, Inc.
                             700 First Avenue
                             Sunnyvale, CA 94089
                             Attn: Vice President of Business Affairs and General Counsel
                             Tel: (408) 222-2500
                             Fax: [*]

        Any such notice shall be effective (a) upon receipt if personally delivered, (b) on the date of the facsimile transmission (which date is indicated by the facsimile machine of the party) if sent by facsimile and confirmed by mail, (c) on the first business day if sent by a nationally recognized overnight courier or overnight mail that guarantees overnight delivery and (d) on the third business day following the date of mailing if sent by registered or certified mail. Each party may change the address to which notices are to be delivered by giving notice as provided in this section.

21.     GENERAL PROVISIONS

21.1 Subject to the confidentiality and intellectual property provisions contained herein, neither this Agreement nor any activities hereunder will impair any right of Supplier or Buyer to design, develop, manufacture, market, service, or otherwise deal in, directly or indirectly, products or services including those which are competitive with those offered by Supplier or Buyer.

Certain confidential information has been omitted from this Exhibit 10.16 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "[*]" at each place in this Exhibit 10.16 where the omitted information appeared in the original.

21.2 This Agreement may be modified only by a written amendment signed by authorized representatives of the Buyer and the Supplier.

21.3 All obligations and duties which by their nature survive the expiration or termination of this Agreement shall remain in effect beyond any such expiration or termination.

21.4 Except for the obligation to pay any monetary sums due, neither party shall be responsible for failure to fulfill its obligations under this Agreement due to fire, flood, war or other such cause beyond its control and without its fault or negligence provided it promptly notifies the other party.

21.5 Neither party shall assign this Agreement or any rights hereunder without the prior written consent of the other party, except that Supplier's rights to payments under the Agreement are freely assignable. In the event that Buyer merges with or into, or is acquired by, another entity such that Buyer is not the surviving entity of such merger or acquisition (the "Successor Entity"), the rights and obligations of Buyer under this Agreement shall automatically become the rights and obligations of the Successor Entity. A sale by Buyer of all or substantially all of its assets to a third party shall be deemed to be a merger with or into, or an acquisition by, such party for purposes of this provision. In the event any Successor Entity is unable or unwilling to assume the rights and obligations of this Agreement, then such Successor Entity shall immediately [*].

21.6 The waiver by either party of an instance of the other party's noncompliance with any obligation or responsibility herein shall not be deemed a waiver of subsequent instances or of either party's remedies for such noncompliance.

21.7 Each party will comply with all applicable federal, state and local laws, regulations and ordinances including, but not limited to, the regulations of the U.S. Government relating to the export or re-export of machines, commodities, software and technical date insofar as they relate to the activities under this agreement. Buyer agrees that machines, commodities, software and technical data provided under this Agreement may be subject to restrictions under the export control laws and regulations of the United States of America, including, but not limited to, the U.S. Export Administration act and the U.S. Export Administration Regulations. Buyer hereby agrees that neither machines, commodities, software or technical data provided by Supplier under this Agreement, nor the direct product thereof, is intended to be shipped, directly or indirectly, to prohibited countries or nationals thereof. Buyer agrees it is responsible for obtaining required government documents and approvals to export any machine, commodity, software or technical data.

Certain confidential information has been omitted from this Exhibit 10.16 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "[*]" at each place in this Exhibit 10.16 where the omitted information appeared in the original.

21.8 This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Facsimile signatures shall be deemed to be originals.

Certain confidential information has been omitted from this Exhibit 10.16 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "[*]" at each place in this Exhibit 10.16 where the omitted information appeared in the original.

SUPPLIER                                    BUYER

Marvell Semiconductor, Inc.                 Western Digital Technologies, Inc.
700 First Avenue                            20511 Lake Forest Drive
Sunnyvale, CA 94089                         Lake Forest, CA 92630


By: /s/ Sehat Sutardja                      By: /s/ WILLIAM JOHNS
   -------------------------------             ---------------------------------
        Dr. SEHAT SUTARDJA,
        PRESIDENT and CEO
                                            Title: VP Worldwide Matls.
                                                  ------------------------------

Marvell Asia Pte Ltd
151 Lorong Chuan #02-05
Singapore 556741.

By: /s/ Dr. H. Kuong
   -------------------------------
           Dr. H. KUONG,
          GENERAL MANAGER

Certain confidential information has been omitted from this Exhibit 10.16 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "[*]" at each place in this Exhibit 10.16 where the omitted information appeared in the original.

                                    EXHIBIT A

                                 PRODUCT PRICES

[*]

[*]

[*]

[*]

[*]

[*]

Certain confidential information has been omitted from this Exhibit 10.16 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "[*]" at each place in this Exhibit 10.16 where the omitted information appeared in the original.

                                    EXHIBIT B

   TIME PERIOD            [*]                       COMMENT
   -----------            ---          -----------------------------------
     July 02              [*]            Deliveries starting July 15th
    August 02             [*]               Actual quantity needed
   September 02           [*]               Actual quantity needed
     Q3 TOTAL             [*]
    October 02            [*]                Finalize by July 1st
   November 02            [*]               Finalize by August 1st
   December 02            [*]              Finalize by September 1st
     Q4 TOTAL             [*]
2003 QUARTERLY [*]        [*]         [*], Finalize January by October 1st


Certain confidential information has been omitted from this Exhibit 10.16 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "[*]" at each place in this Exhibit 10.16 where the omitted information appeared in the original.
[WESTERN DIGITAL LOGO] [MARVELL LOGO]
                                                                   [*]
                                                            Statement of Quality

--------------------------------------------------------------------------------






                                      [*]

                                      [*]

                              STATEMENT OF QUALITY

Certain confidential information has been omitted from this Exhibit 10.16 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "[*]" at each place in this Exhibit 10.16 where the omitted information appeared in the original.

[WESTERN DIGITAL LOGO] [MARVELL LOGO]
                                                                   [*]
                                                            Statement of Quality
--------------------------------------------------------------------------------


                     [*] STATEMENT OF QUALITY (REVISION 1.0)


This Statement of Quality (this "SoQ") is agreed to as of June 24, 2002 by and between Western Digital TECHNOLOGIES ("WD") and Marvell asia pte ltd ("MAPL").

1.   PURPOSE

     The purpose of this document is to specify the quality and reliability requirements for the [*] and to document the processes and procedures MAPL shall employ to attain those requirements.

2.   OVERVIEW OF [*] PROGRAM

     [*] is the first generation of a family [*]. The intent of [*] and follow-on versions is to take advantage of cost reduction opportunities. The [*] is targeted for use in the WD [*] line of hard disk drive products.

2.1  Description of [*]

     [*] is an [*] product for WD that integrates MAPL's proven technology cores. [*] wafer fabrication uses the [*] process technology [*] and is packaged in [*] body outline [*] package. Approximate die size for [*] is [*].

2.2  Description of [*] Manufacturing Flow

     Wafer fab is [*]. Wafer probe is performed at [*]. Package assembly subcontractor is [*] Final test [*]. Parts are finished, packed and shipped from [*].

Certain confidential information has been omitted from this Exhibit 10.16 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "[*]" at each place in this Exhibit 10.16 where the omitted information appeared in the original.


[WESTERN DIGITAL LOGO] [MARVELL LOGO]
                                                                     [*]
                                                            Statement of Quality
--------------------------------------------------------------------------------

3.   QUALITY REQUIREMENTS

     It is central to WD's mission to provide best-in-class quality and reliability product to our customers. Consequently, components used in WD HDD products must meet stringent levels of quality and reliability in terms of expected fitness-for-use and failure during PCBA assembly and test, HDD assembly and test, end customer integration, and field use. These requirements are subject to review and change as the business situation warrants, but no less than annually. MAPL understands and agrees that failure to meet these quality levels will require immediate and resolute actions to rectify in the most expeditious manner possible [*]. WD will cooperate fully in these efforts. It is not WD's intention to reject component shipments based upon occasional and marginal failure to meet these quality levels. However, sustained quality excursions and/or inability to correct quality problems to meet these requirements will affect WD's ability to integrate said components and may be cause for business interruptions, such as stop-ship orders (MSSO).

     Current requirements as stated below should be viewed as minimum acceptable criteria for[*]:

3.1  [*]

3.2  [*]

3.3  [*]

3.4  [*]

3.5  [*]

3.6  [*]

4.   COMPONENT QUALIFICATION

     WD has a comprehensive process in place to qualify components for integration into our products. This process involves Engineering teams in the US and in our factories and our suppliers, and concludes when the component is listed unfettered on our Approved Vendor List (AVL). It must be demonstrated that the component in question can achieve the quality requirements listed above through direct measurement as well as artifices such as accelerated life tests. The [*] attached hereto as Exhibit 1 lists related actions required of the supplier in detail. It is incumbent upon both parties to schedule this work such that the successful conclusion of these tests occurs well before WD builds and ships products containing said components.

Certain confidential information has been omitted from this Exhibit 10.16 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "[*]" at each place in this Exhibit 10.16 where the omitted information appeared in the original.

[WESTERN DIGITAL LOGO] [MARVELL LOGO]
                                                                   [*]
                                                            Statement of Quality
--------------------------------------------------------------------------------

4.1  [*] qualification summary

     Activity                                     [*]         Who     ECD
     --------                                     ---        -----    ---
     Wafer-level reliability 1st  wafer lot       [*]        Marv
       2nd wafer lot                                         Marv
       3rd wafer lot                                         Marv
     Device construction analysis                 [*]         WD
                                                             Marv

     High temperature operating life              [*]        Marv
        [*]                                                  Marv
        [*]                                                  Marv
        [*]                                                  Marv
     High temp storage [*]                        [*]        Marv
     Corner lot characterization                  [*]        Marv
     Rogue lot screening program                  [*]        Marv
     CPCP reporting program                       [*]        Marv
     Latch-up sensitivity                         [*]        Marv
     ESD sensitivity                              [*]        Marv
     JEDEC precondition                           [*]        Marv
     Pkg thermal cycle [*]                        [*]        Marv
     Pkg pressure cooker ([*]                     [*]        Marv
     Pkg construction analysis                    [*]        Marv

5.   QUALITY PROCESSES

     Western Digital firmly believes that high quality products germinate from high quality processes. In order to assure visibility into the quality of our suppliers' processes, we request certain manufacturing data be made available on a routine basis. This data is often expressed as process capability measurements, wherein [*] is viewed as a minimum to assure consistent product attributes. The following is a list of typical critical manufacturing parameters for [*]:

     Parameter                 Frequency
     ---------                 ---------
     [*]                          [*]
     [*]                          [*]
     [*]                          [*]
     [*]                          [*]
     [*]                          [*]
     [*]                          [*]
     [*]                          [*]


Certain confidential information has been omitted from this Exhibit 10.16 pursuant to a confidential treatment request filed separately with the Securities and Exchange Commission. The omitted information is indicated by the symbol "[*]" at each place in this Exhibit 10.16 where the omitted information appeared in the original.

[WESTERN DIGITAL LOGO] [MARVELL LOGO]
                                                                   [*]
                                                            Statement of Quality
--------------------------------------------------------------------------------

5.   Quality Processes (con't)

     [*]                       [*]
     [*]                       [*]
     [*]                       [*]
     [*]                       [*]
     [*]                       [*]
     [*]                       [*]
     [*]                       [*]
     [*]                       [*]
     [*]                       [*]

6.   SUPPLIER QUALITY MEASUREMENT

     Suppliers of significant components are measured by WD in a formal ongoing process, culminating in the Quarterly Business Review (QBR) meeting. [*]% of the QBR rating is the Supplier Quality Rating (SQR), a method of rating and ranking suppliers according to achieving the required quality and reliability metrics. The most heavily-weighted elements of the SQR are [*].

7.   SIGNATURES FOR STATEMENT OF QUALITY

WESTERN DIGITAL TECHNOLOGIES                MARVELL  ASIA PTE LTD

/s/ DOUGLAS BLACKE                          /s/ DR. H. KUONG
------------------------------------        ------------------------------
Douglas Blacke                              Dr. H. Kuong
Sr. Director, Supplier Engineering          General Manager


/s/ MARTY FINKBEINER
----------------------------------          ------------------------------
Marty Finkbeiner
Vice President,  HDS Quality